UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 23, 2019
Date of Report (date of earliest event reported)

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-31420	54-1821055
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway			23238
Richmond,	Virginia
(Address of Principal Executive Offices)			(Zip Code)
(804) 747-0422
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2019, the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) appointed Enrique Mayor-Mora as Senior Vice President and Chief Financial Officer of the Company, effective October 25, 2019. Thomas W. Reedy, who had served as the Company’s Chief Financial Officer, will remain employed by the Company as Executive Vice President of Finance. Mr. Mayor-Mora will continue to report to Mr. Reedy.

Mr. Mayor-Mora, 51, joined CarMax in 2011 as vice president, finance and, in 2016, moved into the treasurer role. Prior to joining CarMax, he served as vice president of financial planning and analysis and investor relations at Denny’s Corporation from 2005 to 2011. He also served in financial positions of increasing responsibility at Gap, Inc. from 2001 to 2005. There are no family relationships between Mr. Mayor-Mora and any director or executive officer of the Company, and Mr. Mayor-Mora has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Mayor-Mora’s promotion to Senior Vice President and Chief Financial Officer, the Company and Mr. Mayor-Mora agreed to an amended and restated Severance Agreement, effective October 25, 2019 (the “Mayor-Mora Severance Agreement”) reflecting, among other changes, his new title, an annual base salary of $500,000, and an annual bonus target of 60% of his salary under CarMax’s Annual Performance-Based Bonus Plan. The Mayor-Mora Severance Agreement also includes a clawback provision consistent with the clawback provision in the severance agreements between the Company and its other executive officers. In addition, pursuant to the terms of the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated, the Compensation and Personnel Committee of the Board approved a grant to Mr. Mayor-Mora of options to purchase CarMax common stock with an aggregate grant date fair value of $147,219 and market stock units with an aggregate grant date fair value of $49,073.

A copy of the Mayor-Mora Severance Agreement and the Company’s press release announcing Mr. Mayor-Mora’s appointment are attached hereto as Exhibits 10.1 and 99.1 and are incorporated herein by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits	The following exhibit is being furnished pursuant to Item 5.02 above.
10.1	CarMax, Inc. Severance Agreement, effective October 25, 2019, between CarMax, Inc. and Enrique N. Mayor-Mora
99.1	Press Release, dated October 24, 2019, issued by CarMax, Inc., entitled “CarMax Announces CFO Transition”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: October 24, 2019	By:/s/ Eric M. Margolin
Eric M. Margolin
Executive Vice President, General Counsel and Corporate Secretary